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EXHIBIT 10.42

EIGHTH AMENDMENT AND CONSENT TO
SECOND AMENDED AND RESTATED CREDIT AGREEMENT

        THIS EIGHTH AMENDMENT AND CONSENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT, dated as of December 20, 2004 (this "Amendment"), to the Second Amended and Restated Credit Agreement, dated as of September 30, 2003 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and among General Electric Capital Corporation, as Agent ("Agent"), Inverness Medical Innovations, Inc. ("Innovations"), Wampole Laboratories, Inc. and Inverness Medical (UK) Holdings Limited, as borrowers ("Borrowers"), the other Credit Parties signatory thereto, Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc., as documentation agent, co-syndication agent and lender, UBS Securities LLC, as co-syndication agent, and the lenders signatory thereto from time to time (collectively, the "Lenders").

W I T N E S S E T H

        WHEREAS, Borrowers have notified Agent that, pursuant to Section 6.1(b) of the Credit Agreement, Swissco has formed a Subsidiary in France, Inverness Medical France S.A.S. ("Inverness France"), solely for the purpose of consummating an acquisition of certain of the assets held by Orgenics France, S.A., an Excluded European Subsidiary (the "French Acquisition");

        WHEREAS, Agent and Lenders have agreed to consent to the French Acquisition and to waive certain of the conditions to a Permitted Acquisition under Section 6.1 of the Credit Agreement, subject to satisfaction of the conditions set forth herein;

        WHEREAS, Agent and Lenders have agreed to amend the Credit Agreement in the manner, and on the terms and conditions, provided for herein;

        WHEREAS, Agent and Lenders previously consented to the merger of Hall Laboratories Ltd. ("Hall") with and into Inverness Medical Canada Inc. ("Inverness Canada") with Inverness Canada being the surviving entity of such merger; and

        WHEREAS, Borrowers have requested that Lenders consent to the restructuring of the transaction such that (a) Inverness Canada shall be transferred to Hall and shall become a wholly owned subsidiary of Hall (the "Inverness Canada Transfer"), (b) Inverness Canada shall merge into Hall with Hall being the surviving entity of such merger (the "Merger") and (c) Hall may change its name to "Inverness Medical Canada, Ltd." (the "Name Change").

        NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        1.    Definitions.    Capitalized terms not otherwise defined herein (including in the Recitals) shall have the meanings ascribed to them in the Credit Agreement.

        2.    Consent to Merger.    As of the Effective Date (as hereinafter defined), Lenders hereby consent to the occurrence of the Inverness Canada Transfer and the Merger on the same Business Day, as well as the Name Change; provided that, in each case, the following conditions shall be satisfied, in the sole discretion of Agent, on or before the effective date of such transaction:

          (a)   Hall has been continued as a Canadian corporation governed by the Canada Business Corporations Act;

          (b)   Hall has executed and delivered a guaranty of the European Obligations and such other documents as may be necessary to grant to Agent, for the benefit of the Lenders, a first priority perfected security interest and a first ranking movable hypothec (subject only to Permitted Encumbrances) in all of its assets to secure the Obligations of the European Credit Parties, all as

  determined by Agent in its sole discretion and in form and substance satisfactory to Agent and, in each case, duly executed by an authorized officer of Hall; and

          (c)   In the event that Hall determines it wishes effect the Name Change, it shall first provide Agent with prior written notice of such change and, immediately following the Name Change, shall deliver to Agent certified copies of Hall's organizational documents reflecting such name change.

        3.    Amendments to Credit Agreement as of the Effective Date.    As of the Effective Date, the Credit Agreement shall be amended as follows:

          (a)   Section 5.1 of the Credit Agreement is hereby amended by deleting the last sentence of such section in its entirety.

          (b)   Section 5.9 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

  "5.9 Landlords' Agreements, Mortgagee Agreements, Bailee Letters and Real Estate Purchases.    Subject to the penultimate sentence of Section 6.15 hereof, except as otherwise agreed to by Agent in its sole discretion, each Credit Party shall obtain a landlord's agreement, mortgagee agreement or bailee letter, as applicable, from the lessor of each leased property, mortgagee of owned property or bailee with respect to any warehouse, processor or converter facility or other location where Collateral is stored or located, which agreement or letter shall contain a waiver of subordination of all Liens or claims that the landlord, mortgagee or bailee may assert against the Collateral at that location, and shall otherwise be reasonably be satisfactory in form and substance to Agent. Each Credit Party shall timely and fully pay and perform its obligations under all leases and other agreements with respect to each leased location or public warehouse where any Collateral is or may be located except as otherwise consented to by Agent."

          (c)   Clause (ix)(A) of Section 6.3 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

  "(A) each European Credit Party (other than the Excluded European Subsidiaries) receiving such loan or advance shall, within 30 days of the date of such loan or advance, execute and deliver to each of the other European Credit Parties (other than the Excluded European Subsidiaries) making such loan or advance, a demand note or such other documentation reasonably satisfactory to Agent, to evidence any such intercompany Indebtedness owing at any time by such European Credit Party to such other European Credit Parties which demand note or other documentation shall be in form and substance reasonably satisfactory to Agent and shall be pledged and delivered to Agent pursuant to the applicable Pledge Agreement or Collateral Document as additional collateral security for the Obligations of the European Credit Parties; provided that if the execution and delivery of a note or other documentation evidencing such loan or advance is not required to provide Agent, on behalf of Lenders, with a first priority perfected security interest or its equivalent under applicable law in such intercompany Indebtedness, as determined by Agent in its discretion, such execution and delivery shall not be required hereby."

          (d)   Section 6.15 of the Credit Agreement is hereby amended by deleting such section in its entirety and inserting the following in lieu thereof:

  "6.15 Change of Corporate Name or Location; Change of Fiscal Year.    No Credit Party shall (a) change its name as it appears in official filings in the jurisdiction of its incorporation or other organization, (b) change its chief executive office, principal place of business, corporate offices or warehouses or locations at which Collateral is held or stored, or the location of its records concerning the Collateral, (c) change the type of entity that it is, (d) change its organization identification number, if any, issued by its jurisdiction of incorporation or other organization, or (e) change its jurisdiction of incorporation or organization, in each case without at least 30 days prior written notice to Agent and after Agent's written acknowledgment that any reasonable action requested by Agent in connection therewith, including to continue the perfection of any Liens in favor of Agent, on behalf of Lenders, in any Collateral, including requiring delivery of reasonably satisfactory landlord agreements or bailee letters, has been completed or taken, and provided that any such new location for any Credit Party shall be in the same country in which such Collateral is held or stored as of the Closing Date. Notwithstanding the foregoing, any Credit Party may change the warehouses or locations at which Collateral is held or stored without prior notice to Agent and Agent's acknowledgement and without obtaining a landlord agreement or bailee letter prior to such transfer or change, as applicable, if (a) the value of the Collateral so transferred by all Credit Parties, together with all Collateral previously transferred and not disposed of in accordance with the terms of this Agreement and for which Agent has not received a reasonably satisfactory landlord waiver or bailee letter, or has not consented to the absence of such landlord waiver or bailee letter, is less than $1,000,000 in the aggregate, and (b) such Credit Party provides Agent with notice of such transfer within 30 days following the date of such transfer and agrees to take any reasonable action requested by Agent in connection therewith, including obtaining landlord waivers or bailee letters, as applicable, and actions necessary to continue the perfection of any Liens in favor of Agent, on behalf of Lenders, in any Collateral. No Credit Party shall change its Fiscal Year.

          (e)   Section 10.1 of the Credit Agreement is hereby amended by inserting the following at the end of such section:

  "For the purpose of Article 1278 and following of the French Civil Code, the Credit Parties agree that upon any novation, whether due to a transfer or otherwise under this Agreement, any and all security and guarantees created by the Loan Documents are hereby and shall be expressly preserved for the benefit of any assignee Lender and the other Lenders; provided, however, no assignments, transfers, hypothecations or other conveyances under this Section 10.01 are intended to act as a novation of any of the rights, benefits, duties or obligations of the respective parties hereto hereunder or under any of the other Loan Documents."

          (f)    Section 11.19 of the Credit Agreement is hereby amended by deleting such section in its entirety and inserting the following in lieu thereof:

  "11.19 Negative Pledge.    Each of Orgenics and Unipath Scandinavia AB hereby covenants and agrees with Agent and Lenders that such Person shall not (a) create, incur, assume or permit to exist any Indebtedness other than (i) Indebtedness existing on the Closing Date listed on Disclosure Schedule 11.19(a), (ii) refinancings thereof or amendments or modifications thereto that do not have the effect of increasing the principal amount thereof or changing the amortization thereof (other than to extend the same) and that are otherwise on terms and conditions no less favorable to such Person, as determined by Agent in good faith, than the terms of the Indebtedness being refinanced, amended or modified, and (iii) in the case of Orgenics only, other Indebtedness; provided that the aggregate combined amount of all Indebtedness of Orgenics shall not exceed $5,000,000 (or the Equivalent Amount thereof) at any time; or (b) create, incur, assume or permit to exist any Lien on or with respect to any of its other properties or assets (whether now owned or hereafter acquired) except for (i) Permitted Encumbrances; (ii) Liens in existence on the date hereof and summarized on Disclosure Schedule 11.19(b) securing the Indebtedness described on Disclosure Schedule 11.19(a); (iii) permitted refinancings, extension and renewals thereof, including extensions or renewals of any such Liens; provided that the principal amount of the Indebtedness so secured is not increased and the Lien does not attach to any other property; and (iv) in the case of Orgenics only, Liens securing the Indebtedness permitted by clause (a)(iii) above."

          (g)   Annex A to the Credit Agreement is hereby amended by deleting clause (a) of the definition of Material Adverse Effect and replacing it with the following:

  "(a) the business, assets, operations, prospects or financial or other condition of the US Credit Parties considered as a whole, the European Credit Parties considered as a whole or the Credit Parties considered as a whole,"

          (h)   Exhibit 9.1(a) shall be deleted in its entirety and such exhibit shall be replaced with the document attached hereto as Exhibit 9.1.

        4.    Consent to French Acquisition.    As of the Effective Date, Agent and Lenders hereby agree that the consummation of the French Acquisition on or before January 15, 2005, in accordance with the draft documentation previously provided to and approved by Agent, shall not create a breach under Sections 6.1 or Section 6.4(a) of the Credit Agreement, provided that the Credit Parties do not expend any cash in connection with the French Acquisition other than for costs and expenses and cash payments to Orgenics France, S.A., which do not exceed $2,700,000 in the aggregate with respect to the French Acquisition.

        5.    Agreement by Borrowers and Other Credit Parties Regarding French Acquisition.    The Borrowers and each of the other Credit Parties hereby acknowledge and agree that, within thirty (30) days of the effective date of the French Acquisition (or such longer time as is expressly provided below):

          (a)    Satisfaction of Conditions.    Agent shall have received evidence satisfactory to Agent that each of the conditions precedent to a Permitted Acquisition set forth in Section 6.1(ii)-(xi) of the Credit Agreement have been satisfied in connection with the French Acquisition (other than the conditions set forth in Section 6.1(ix) which is hereby waived.

          (b)    Joinder.    Agent shall have received a joinder agreement, in form and substance satisfactory to Agent, duly executed by Inverness France pursuant to which, inter alia, Inverness France joins the Credit Agreement and the other Loan Documents as a European Credit Party.

          (c)    Security Interest and Code Filings.

              (i)  Inverness France shall have granted such security interests as Agent may request in Agent's sole discretion to secure the Obligations of the European Credit Parties and shall have executed all documents (including financing statements under the Code (or foreign equivalent) and other applicable documents under the laws of any jurisdiction with respect to the perfection of Liens in form and substance reasonably acceptable to Agent) as Agent may request in order to perfect its security interest in such assets.

             (ii)  Inverness France shall provide copies of Code (or the foreign equivalent thereof) search reports listing all effective financing statements (or equivalent information) that name Inverness France as debtor, together with copies of such financing statements (or equivalent information), none of which shall cover the assets of Inverness France.

          (d)    Pledge Amendment.    Agent shall have received a pledge amendment to that certain Pledge Agreement, dated as of November 14, 2002, by and among Swissco and Agent (as amended, the "Swiss Pledge Agreement"), in form and substance satisfactory to Agent, duly executed by an authorized officer of Swissco, pursuant to which Swissco pledges one hundred percent (100%) of the issued and outstanding Stock of Inverness France (the "Inverness France Stock") to Agent, together with all collateral and ancillary documentation required by the Swiss Pledge Agreement, including, without limitation, original certificates representing the Inverness France Stock pledged by Swissco.

          (e)    Cash Management.    Within sixty (60) days of the effective date of the French Acquisition, Agent shall have received tri-party blocked account agreements, in form and substance reasonably satisfactory to Agent, duly executed and delivered by Inverness France and each bank where Inverness France has established a deposit or disbursement account (other than payroll accounts), in accordance with the requirements set forth in Section 1.8 and Annex C of the Credit Agreement.

          (f)    Schedules.    Agent shall have received (x) updated Schedules to the Credit Agreement to reflect the joinder of Inverness France to the Credit Agreement and (y) a revised Exhibit A-1 updated to include Material Contracts, if any, to which Inverness France is a party, each in form and substance satisfactory to Agent.

          (g)    Organizational Documents and Good Standing.    Agent shall have received a copy of each of Inverness France's (i) organizational documents and all amendments thereto and (ii) good standing certificates or the foreign equivalent and certificates of qualification to conduct business in each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, each dated a recent date and certified by the applicable authorized Governmental Authority.

          (h)    Bylaws and Resolutions.    Agent shall have received a copy of (i) Inverness France's bylaws (or foreign equivalent thereof) and all amendments thereto, and (ii) resolutions of Inverness France's sole shareholder approving and authorizing the execution, delivery and performance of the Loan Documents to which Inverness France is, or will be a party and the transactions to be consummated in connection therewith, each certified by an authorized officer of Inverness France as being in full force and effect without any modification or amendment.

          (i)    Incumbency.    Agent shall have received a signature and incumbency certificate of the officers of Inverness France, certified by an officer of Inverness France corporate as being true, accurate, correct and complete in all respects.

          (j)    Opinion of Counsel.    Agent shall have received legal opinions of counsel acceptable to Agent, including, without limitation, French counsel which shall provide (subject to customary qualifications) that the Loan Documents have been duly authorized, executed and delivered by, and are enforceable against Inverness France and containing such other opinions as Agent may reasonably request, all in form and substance satisfactory to Agent.

          (k)    Appointment of Agent for Service of Process.    Agent shall have received evidence that CT Corporation has been appointed as agent for service of process for Inverness France.

        The Borrowers and each of the other Credit Parties hereby acknowledge and agree that the failure of the deliveries or conditions set forth above in this Section 5 to be satisfied within thirty (30) days of the effective date of the French Acquisition (or such longer time as is expressly provided above), shall constitute an immediate Event of Default under the Credit Agreement.

        6.    Representations and Warranties.    To induce Agent and Lenders to enter into this Amendment, the Credit Parties hereby, jointly and severally, represent and warrant that:

          (a)   The execution, delivery and performance by each Credit Party of this Amendment and the performance of the Credit Agreement as amended by this Amendment (the "Amended Credit Agreement") and the execution, delivery and performance by IVC, Hall and Inverness France of any other Loan Documents to which it is or will be a party and the creation of all Liens provided for therein: (i) are within such Person's corporate, company or partnership power; (ii) have been (or will be prior to execution thereof) duly authorized by all necessary corporate, limited liability company or limited partnership action; (iii) do not contravene any provision of such Person's charter, bylaws or equivalent constitutive documents or partnership or operating agreement, as applicable; (iv) do not violate any law or regulation, or any order or decree of any court or Governmental Authority; (v) do not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Person is a party or by which such Person or any of its property is bound; (vi) do not result in the creation or imposition of any Lien upon any of the property of such Person, other than a Lien in favor of Agent; and (vii) do not require the consent or approval of any Governmental Authority or any other Person except those which will have been duly obtained, made or complied with prior to the Effective Date.

          (b)   This Amendment has been duly executed and delivered by or on behalf of each of the Credit Parties.

          (c)   This Amendment constitutes a legal, valid and binding obligation of each of the Credit Parties, enforceable against each of them in accordance with its terms.

          (d)   No Default or Event of Default has occurred and is continuing after giving effect to this Amendment.

          (e)   No action, claim or proceeding is now pending or, to the knowledge of any Credit Party, threatened against such Credit Party, at law, in equity or otherwise, before any court, board, commission, agency or instrumentality of any foreign, federal, state, or local government or of any agency or subdivision thereof, or before any arbitrator or panel of arbitrators, which (i) challenges any Credit Party's right or power to enter into or perform any of its obligations under this Amendment or any other Loan Document to which it is or will be, a party, or the validity or enforceability of this Amendment, the Credit Agreement or any Loan Document or any action taken thereunder, or (ii) has a reasonable risk of being determined adversely to any Credit Party and that, if so determined, could reasonably be expected to have a Material Adverse Effect after giving effect to this Amendment.

          (f)    The representations and warranties of the Credit Parties contained in the Amended Credit Agreement and each other Loan Document shall, after giving effect hereto) be true and correct on and as of (i) the date hereof, and (ii) the Effective Date, in each case, with the same effect as if such representations and warranties had been made on and as of such date, except that any such representation or warranty which is expressly made only as of a specified date need be true only as of such date.

        7.    No Other Amendments/Waivers.    Except as expressly provided herein, (a) the Credit Agreement and the other Loan Documents shall be unmodified and shall continue to be in full force and effect in accordance with its terms and (b) this Amendment shall not be deemed a waiver of any term or condition of any Loan Document and shall not be deemed to prejudice any right or rights which Agent or any Lender may now have or may have in the future under or in connection with any Loan Document or any of the instruments or agreements referred to therein, as the same may be amended from time to time.

        8.    Affirmation of Obligations.    Each of the Credit Parties hereby acknowledges, agrees and affirms (a) its obligations under the Credit Agreement and the other Loan Documents, including, without limitation, its guaranty obligations thereunder, (b) that such guaranty shall apply to the Obligations in accordance with the terms thereof, (c) the grant of the security interest in all of its assets pursuant to the Loan Documents and (d) that such liens and security interests created and granted are valid and continuing and secure the Obligations in accordance with the terms thereof.

        9.    Outstanding Indebtedness; Waiver of Claims.    Each of Borrowers and the other Credit Parties hereby acknowledges and agrees that as of December 20, 2004, (a) the outstanding balance of the European Revolving Loan is $0 and (b) the outstanding balance of the US Revolving Loan is $24,900,000. Borrowers and each other Credit Party hereby waives, releases, remises and forever discharges Agent, Lenders and each other Indemnified Person from any and all claims, suits, actions, investigations, proceedings or demands arising out of or in connection with the Credit Agreement

(collectively, "Claims"), whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law of any kind or character, known or unknown, which any Borrower or any other Credit Party ever had, now has or might hereafter have against Agent or Lenders which relates, directly or indirectly, to any acts or omissions of Agent, Lenders or any other Indemnified Person on or prior to the Effective Date, provided, that no Borrower nor any other Credit Party waives any Claim solely to the extent such Claim relates to Agent's or any Lender's gross negligence or willful misconduct.

        10.    Expenses.    Borrowers hereby reconfirm their obligations pursuant to Section 11.3 of the Credit Agreement to pay and reimburse Agent for all reasonable costs and expenses (including, without limitation, reasonable fees of counsel) incurred in connection with the negotiation, preparation, execution and delivery of this Amendment and all other documents and instruments delivered in connection herewith.

        11.    Effectiveness.    Upon satisfaction in full in the judgment of Agent of each of the following conditions, this Amendment shall be deemed effective as of December 20, 2004 (the "Effective Date"):

          (a)    Amendment.    Agent shall have received six (6) original signature pages to this Amendment, duly executed and delivered by Agent, Lenders, and each of the Credit Parties.

          (b)    Payment of Fees and Expenses.    Borrowers shall have paid to Agent all costs, fees and expenses owing in connection with this Amendment and the other Loan Documents and due to Agent (including, without limitation, reasonable legal fees and expenses).

          (c)    Representations and Warranties.    The representations and warranties of or on behalf of each of the Credit Parties in this Amendment shall be true and correct on and as of the date hereof and the Effective Date.

        12.    GOVERNING LAW.    THIS AMENDMENT SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

        13.    Counterparts.    This Amendment may be executed by the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

        IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first written above.

BORROWERS
WAMPOLE LABORATORIES, LLC. INVERNESS MEDICAL (UK) HOLDINGS LIMITED
By:	/s/ ANTHONY J. BERNARDO
Name: Anthony J. Bernardo Title: Duly Authorized Signatory

AGENT AND LENDERS
GENERAL ELECTRIC CAPITAL CORPORATION, as Agent and Lender
By:	/s/ KEITH KENNEDY Duly Authorized Signatory
MERRILL LYNCH CAPITAL, a division of Merrill Lynch Business Financial Services Inc., as a Lender
By:	/s/ LUIS VIERA Duly Authorized Signatory
UBS AG, CAYMAN ISLANDS BRANCH, as a Lender
By:	/s/ WILFRED V. SAINT Duly Authorized Signatory
By:	/s/ SALLOZ SIKKS Duly Authorized Signatory

        The following Persons are signatories to this Amendment in their capacity as Credit Parties and not as Borrowers.

INVERNESS MEDICAL INNOVATIONS, INC.
INVERNESS MEDICAL, INC.
UNIPATH DIAGNOSTICS, INC.
UNIPATH ONLINE, INC.
OSTEX INTERNATIONAL, INC.
INVERNESS MEDICAL INTERNATIONAL HOLDING CORP.
INVERNESS MEDICAL INTERNATIONAL HOLDING CORP. II
UNIPATH LIMITED
APPLIED BIOTECH, INC.
FOREFRONT DIAGNOSTICS, INC.
MORPHEUS ACQUISITION CORP.
INVERNESS MEDICAL INVESTMENTS, LLC
INVERNESS MEDICAL CANADA INC.
MEDICALE INVERNESS CANADA INC.
INNOVATIONS RESEARCH LLC
ADVANTAGE DIAGNOSTICS CORPORATION
IVC INDUSTRIES, INC.
By:	/s/ ANTHONY J. BERNARDO
Name: Anthony J. Bernardo Title: Duly Authorized Signatory

ORGENICS INTERNATIONAL HOLDINGS BV
INVERNESS MEDICAL SWITZERLAND GMBH
INVERNESS MEDICAL GERMANY GMBH
UNIPATH DIAGNOSTICS GMBH
CAMBRIDGE DIAGNOSTICS IRELAND LIMITED
PREGYMED GMBH
SCANDINAVIAN MICRO BIODEVICES APS
SELFCARE TECHNOLOGY, INC.
VIVA DIAGNOSTIKA—DIAGNOSTISCHE
PRODUKTE—GMBH
DMD, DIENSTLEISTUNGEN & VERTRIEB FUR
MEDIZIN UND DIAGNOSTIK GMBH
HALL LABORATORIES LTD.
INVERNESS MEDICAL EURASIA LIMITED
By:	/s/ PAUL T. HEMPEL
Name: Paul T. Hempel Title: Duly Authorized Signatory

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EIGHTH AMENDMENT AND CONSENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT